Exhibit 99

National Fuel Gas Company RELEASE DATE: Immediate April 27, 2004	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS SECOND QUARTER RESULTS

Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended March 31, 2004 of $77.1 million or $0.93 per share, a decrease of $3.4 million from the prior year’s second quarter earnings of $80.5 million or $0.99 per share (note: all references to earnings per share are to diluted earnings per share).

        Excluding non-recurring items, earnings for the quarter were $78.8 million or $0.95 per share, a decrease of $1.7 million from the prior year’s second quarter earnings. Earnings before non-recurring items for the quarter ended March 31, 2004 exclude $6.4 million (after tax) of expense associated with the previously disclosed settlement of a pension obligation and a $4.6 million (after tax) benefit to earnings related to the Company’s September 2003 sale of Canadian oil properties. There were no significant non-recurring items in the quarter ended March 31, 2003. See further discussion of non-recurring items on page 5 of this document and a reconciliation of reported earnings to earnings before non-recurring items on page 8 of this document.

        The decrease in earnings before non-recurring items from the prior year was the result of several factors, including lower margins and higher operating costs in the Utility segment, lower throughput in the Energy Marketing segment, and lower harvesting activity in the Timber segment. Higher efficiency gas revenues in the Pipeline and Storage segment and lower interest expense in the International segment were among the positive factors. Excluding non-recurring items, earnings in the Exploration and Production segment were up slightly compared with the prior year as higher commodity prices and lower operating expenses offset a decline in production.

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: “Once again, the employees and facilities of our gas utility, pipeline, storage and steam systems, at home and abroad, reliably and efficiently met customer demand this past winter. Their hard work is to be commended. Production goals in our exploration and production business continue to be met. We have substantially increased our production hedging position for next year at an average price of $5.72 per Mcf for gas and $28.68 per barrel for oil. The boost which commodity prices gave to that segment’s earnings reinforces our commitment to participating in the gas industry from the bottom of the well to the burner tip.”*

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DISCUSSION OF SECOND QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Second Quarter Earnings by Segment, Discussion of Six Month Results, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 8 of this report.

Regulated segments

        The Utility segment’s earnings were $35.3 million for the quarter ended March 31, 2004, down $4.4 million from the prior year’s second quarter.

        In the New York Division, earnings decreased by $3.4 million principally due to a $2.8 million (after tax) decrease in margin on retail sales and transportation services and a $3.0 million (after tax) increase in operation and maintenance expense. Approximately $1.7 million (after tax) of the decrease in margin was caused by out-of-period regulatory revenue and gas cost adjustments. The remainder of the margin decrease ($1.1 million after tax) is consistent with the Company’s expectation of a decline in usage due to customer conservation efforts. The rise in operation and maintenance expense was driven mostly by pension and post retirement expense, which increased as the result of the July 25, 2003 Settlement Agreement with the State of New York Public Service Commission (“NYPSC”). Under that Settlement Agreement, the Company is required to record an additional $8.0 million (before tax) of pension and post retirement expense for the year ending September 30, 2004 without a corresponding increase in revenues. The Company is currently in confidential settlement negotiations with the NYPSC and other parties concerning, among other things, its revenue requirement for the year ending September 30, 2005. Somewhat offsetting the impact of the above items were lower interest expense ($0.7 million after tax) and the fact that earnings for the quarter ended March 31, 2003 included a $1.7 million (after tax) refund provision recorded under an earnings sharing mechanism. No such refund provision was required for the quarter ended March 31, 2004.

        For the Pennsylvania Division, earnings decreased by $1.0 million mostly due to weather (which was 5% warmer than the prior year). On January 15, 2004, the Company implemented the October 16, 2003 Settlement Agreement with the Pennsylvania Public Utility Commission, which, among other things, provides for a $3.5 million (before tax) annual base rate increase. The benefit of the rate increase on the quarter’s earnings was offset by higher bad debt and pension and post retirement expenses.

        In the Pipeline and Storage segment, earnings of $15.6 million for the quarter ended March 31, 2004 were up $3.1 million from the second quarter of fiscal 2003. National Fuel Gas Supply Corporation’s earnings increased by approximately $1.9 million principally due to increased efficiency gas revenues. Earnings of the Empire State Pipeline (“Empire”) increased by approximately $1.2 million from the prior year mostly because earnings for the current quarter included an additional month of Empire earnings (Empire was acquired by the Company in February 2003).

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Exploration and Production segment

        Seneca Resources Corporation’s (“Seneca”) earnings for the second quarter of fiscal 2004 of $14.9 million were up $0.7 million from the prior year’s second quarter primarily due to higher crude oil and natural gas prices and lower operating expenses. For the quarter ended March 31, 2004, the weighted average oil price (after hedging) was $26.30, an increase of $2.79/Bbl or 12% from the prior year’s quarter. The weighted average natural gas price (after hedging) was $5.30, an increase of $0.70/Mcf or 15%. The decrease in operating expenses was principally the result of the September 2003 sale of the Company’s Southeast Saskatchewan oil properties.

        Seneca’s fiscal 2004 second quarter production of 15.8 Bcfe, while down 3.7 Bcfe from the prior year’s second quarter, is consistent with the high end of the Company’s quarterly production forecast. Canadian production decreased by approximately 3.1 Bcfe primarily due to the Company’s September 2003 sale of Southeast Saskatchewan oil properties (production from those fields for the quarter ended March 31, 2003 was approximately 3.2 Bcfe). Production for the third quarter of fiscal 2004 is expected to be in the range of 14 to 16 Bcfe, keeping pace with Seneca’s fiscal 2004 production forecast of 57 to 62 Bcfe.*

        Seneca is continuing its exploration program in both its Gulf and Canadian divisions. In Canada, the newest well in the Sukunka area is still drilling, while in the Gulf, the Vermilion 27 #1 well reached total depth. This well encountered non-commercial quantities of hydrocarbons and was plugged and abandoned. On the West Cameron 96 block, drilling activity is continuing. For the quarter, Seneca drilled 34 gross (34 net) developmental wells with a 97% success rate and 10 gross (8 net) exploratory wells with a 70% success rate.

        Seneca also increased its hedge positions. Currently, 8.8 Bcf of its expected remaining 2004 gas production is hedged at an average price of $4.92 per Mcf, and 1.3 million barrels of remaining 2004 oil production is hedged at an average price of $26.60 per Bbl. For 2005, 12.9 Bcf of natural gas production is hedged at an average price of $5.72 per Mcf, while 2.2 million barrels of oil production is hedged at an average price of $28.68 per Bbl. For 2006, 1.0 Bcf of natural gas production is hedged at an average price of $5.48 per Mcf, while 0.7 million barrels of oil production is hedged at an average price of $28.78 per Bbl.

        Ackerman added: “We continue to have concerns about the impact of high natural gas prices on all of our customers. Unless governmental authorities in the United States make new drilling areas available to meet long-term supply needs, we cannot expect that consumers will have sustained relief from these high prices. The energy industry works diligently to get this message across to government leaders, and the resolution of this problem must be addressed now rather than later.”*

Other segments

        The International segment’s fiscal 2004 second quarter earnings of $6.9 million were up $1.3 million compared with the same period in the prior fiscal year principally due to lower operation and maintenance and interest expenses. Margins on heating and electric sales were modestly higher compared with the prior year. Heating and electric throughput decreased because of weather which was approximately 3% warmer than the prior year, but the impact of

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Page 4.

that decrease on margin was more than offset by an increase in the value of the Czech koruna compared to the U.S. dollar.

        The Energy Marketing segment’s earnings for the quarter ended March 31, 2004 of $3.9 million were down $0.7 million from the same period in the prior year mostly due to lower throughput, which was the result of warmer weather and the loss of several large volume customers.

        The Timber segment’s second quarter earnings of $1.5 million were $2.5 million lower than the prior year’s second quarter principally due to the Company’s July 2003 sale of approximately one-half of the Company’s timber property. Sales of cherry logs, which command the highest margins, decreased by approximately 986,000 board feet or 47% from the prior year.

        Earnings in the Corporate and All Other category increased by $0.8 million mostly due to the Company’s June 2003 acquisition of Toro Partners, LP, which operates eight short-distance landfill gas pipelines.

DISCUSSION OF SIX MONTH RESULTS

Reported earnings for the six months ended March 31, 2004 were $126.3 million or $1.53 per share, an increase of $7.7 million from the prior year’s earnings of $118.6 million. Excluding non-recurring items for each period, earnings for the six months ended March 31, 2004 were $122.9 million or $1.48 per share, a decrease of $4.6 million from the prior year’s earnings before non-recurring items of $127.5 million.

        Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Six Month Results and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 8 of this document.

        In the Utility segment, lower margins on New York retail sales and transportation services and higher bad debt and pension and post retirement expenses were the principal contributors to the $7.2 million decrease in that segment’s earnings.

        In the Pipeline and Storage segment, earnings were up $2.8 million due to higher efficiency gas revenues and the Company’s February 2003 acquisition of Empire.

        Earnings in the Exploration and Production segment were up $2.4 million primarily due to increased crude oil and natural gas prices. Lower operating and interest expenses also contributed to improved earnings. Lower production volumes, particularly in Canada and the Gulf of Mexico, partially offset the impact of these items.

        In the International segment, earnings were up $1.4 million due to lower interest and an increase in the value of the Czech koruna compared to the U.S. dollar.

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        The Energy Marketing segment’s earnings were down $1.5 million due to a drop in margin from the segment’s core customer base caused by warmer weather and the recent high commodity pricing environment.

        In the Timber segment, earnings decreased by $4.4 million due to the Company’s July 2003 sale of timber property. Sales of cherry logs decreased by approximately 1.3 million board feet or 37% from the prior year.

        Earnings in the Corporate and All Other category increased by $1.9 million mostly due to the Company’s June 2003 acquisition of Toro Partners, LP.

EARNINGS GUIDANCE

        The Company expects earnings for the third quarter of fiscal 2004 to be in the range of $0.20 to $0.30 per share.* Because of higher commodity prices realized in the Exploration and Production segment, the Company is increasing its fiscal 2004 earnings per share guidance to $1.75 to $1.85 per share (from $1.65 to $1.75 per share), excluding non-recurring items.* Including the non-recurring pension settlement expense, the adjustment to the Canadian oil property sale proceeds and a one-time benefit to deferred income tax expense (all of which are discussed below), earnings are expected to be in the range of $1.80 to $1.90 per share.*

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

The comparative consolidated earnings for the three months ended March 31, 2004 exclude $6.4 million of expense associated with the settlement of a pension obligation. The settlement expense was recorded in accordance with Financial Accounting Standards Board Statement No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits (all segments). They also exclude a $4.6 million earnings benefit related to the Company’s fiscal 2003 sale of Canadian oil properties (Exploration and Production segment). When the Company closed that transaction in September 2003, the initial proceeds it received were subject to adjustment based on actual working capital and the resolution of certain income tax matters. During the second quarter of fiscal 2004, the Company resolved those items with the buyer and, as a result, received an additional $4.6 million (U.S. dollars) of sales proceeds, which it recorded in the Adjustment of Loss on Sale of Oil and Gas Producing Properties line on the income statement.

        There were no significant non-recurring items excluded from the discussion of consolidated earnings for the three months ended March 31, 2003.

        Including non-recurring items, compared with the same three months in the prior fiscal year, the Utility segment’s earnings were down $6.6 million to $33.1 million, the Pipeline and Storage segment’s earnings were up $1.1 million to $13.7 million, the Exploration and Production segment’s earnings were up $4.5 million to $18.7 million, the International segment’s earnings were up $1.0 million to $6.6 million, the Energy Marketing segment’s earnings were down $1.1 million to $3.5 million, the Timber segment’s earnings were down $2.6 million to $1.5 million and the Corporate and All Other segment’s earnings were up $0.2 million.

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        In addition to the pension settlement expense and adjustment of loss on sale of oil and gas producing properties discussed above, the comparative consolidated earnings for the six months ended March 31, 2004 also exclude a one-time $5.2 million benefit to deferred income tax expense in the International segment. During the quarter ended December 31, 2003, the government in the Czech Republic enacted legislation which gradually reduces the corporate statutory income tax rate from 31% to 24% (the reduction will be phased in over a three-year period). In accordance with generally accepted accounting principles, the full $5.2 million benefit resulting from the change in the income tax rate was reflected as a reduction to deferred income tax expense for the six months ended March 31, 2004.

        The comparative consolidated earnings for the six months ended March 31, 2003 exclude an $8.3 million charge resulting from the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (International segment), and a $0.6 million charge resulting from the Company’s adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (Exploration and Production segment).

        Including non-recurring items, compared with the same six months in the prior fiscal year, the Utility segment’s earnings were down $9.4 million, the Pipeline and Storage segment’s earnings were up $0.9 million, the Exploration and Production segment’s earnings were up $6.9 million, the International segment’s earnings were up $14.5 million, the Energy Marketing segment’s earnings were down $1.9 million, the Timber segment’s earnings were down $4.5 million and the Corporate and All Other segment’s earnings were up $1.3 million.

EARNINGS TELECONFERENCE

The Company will host a conference call on Wednesday, April 28, 2004 at 11:00 a.m. (Eastern Daylight Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may access the live webcast by going to National Fuel’s Web site at http://www.nationalfuelgas.com and clicking on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-901-5226 and using the passcode “69786337". For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll-free) 1-888-286-8010 using passcode “77192977". Both the web cast and telephonic replay will be available until the close of business on Wednesday, May 5, 2004.

        National Fuel is an integrated energy company with $3.9 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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* Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; availability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                                  Three Months                 Three Months                 Six Months                   Six Months
(Thousands of Dollars)                                               Ended                        Ended                       Ended                        Ended
                                                                 March 31, 2004               March 31, 2003              March 31, 2004               March 31, 2003
                                                                  (unaudited)                  (unaudited)                 (unaudited)                  (unaudited)
                                                              -----------------------    -------------------------   -------------------------    -------------------------
Utility
Reported earnings                                                   $ 33,123                     $ 39,731                    $ 49,604                     $ 59,008
Pension settlement loss                                                2,193                            -                       2,193                            -
                                                                       -----                       ------                       -----                       ------
Earnings before non-recurring items                                   35,316                       39,731                      51,797                       59,008
                                                                      ------                       ------                      ------                       ------

Pipeline and Storage
Reported earnings                                                     13,676                       12,565                      24,170                       23,299
Pension settlement loss                                                1,967                            -                       1,967                            -
                                                                      ------                       ------                      ------                       ------
Earnings before non-recurring items                                   15,643                       12,565                      26,137                       23,299
                                                                      ------                       ------                      ------                       ------

Exploration and Production
Reported earnings                                                     18,735                       14,216                      29,243                       22,389
Adjustment of loss on sale of oil and gas producing properties        (4,645)                           -                      (4,645)                           -
Pension settlement loss                                                  851                            -                         851                            -
Cumulative effect of change in accounting                                  -                            -                           -                          637
                                                                      ------                       ------                      ------                       ------
Earnings before non-recurring items                                   14,941                       14,216                      25,449                       23,026
                                                                      ------                       ------                      ------                       ------

International
Reported earnings                                                      6,555                        5,591                      14,593                          107
Pension settlement loss                                                  385                            -                         385                            -
Cumulative effect of change in accounting                                  -                            -                           -                        8,255
Tax rate change                                                            -                            -                      (5,174)                           -
                                                                       -----                        -----                      ------
Earnings before non-recurring items                                    6,940                        5,591                       9,804                        8,362
                                                                       -----                        -----                      ------                        -----

Energy Marketing
Reported earnings                                                      3,541                        4,612                       4,347                        6,198
Pension settlement loss                                                  323                            -                         323                            -
                                                                       -----                        -----                       -----                        -----
Earnings before non-recurring items                                    3,864                        4,612                       4,670                        6,198
                                                                       -----                        -----                       -----                        -----

Timber
Reported earnings                                                      1,463                        4,020                       3,220                        7,741
Pension settlement loss                                                   78                            -                          78                            -
                                                                       -----                        -----                       -----                        -----
Earnings before non-recurring items                                    1,541                        4,020                       3,298                        7,741
                                                                       -----                        -----                       -----                        -----

Corporate and All Other
Reported earnings                                                        (38)                        (197)                      1,092                         (163)
Pension settlement loss                                                  609                            -                         609                            -
                                                                         ---                         ----                       -----                         ----
Earnings before non-recurring items                                      571                         (197)                      1,701                         (163)
                                                                         ---                         ----                       -----                         ----

Consolidated
Reported earnings                                                     77,055                       80,538                     126,269                      118,579
Total non-recurring items from above                                   1,761                            -                      (3,413)                       8,892
                                                                    --------                     --------                   ---------                    ---------
Earnings before non-recurring items                                 $ 78,816                     $ 80,538                   $ 122,856                    $ 127,471
                                                                    ========                     ========                   =========                    =========

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                                    Three Months                 Three Months                 Six Months                   Six Months
(Diluted Earnings Per Share)                                           Ended                        Ended                       Ended                        Ended
                                                                   March 31, 2004               March 31, 2003              March 31, 2004               March 31, 2003
                                                                    (unaudited)                  (unaudited)                 (unaudited)                  (unaudited)
                                                              -------------------------    -------------------------   -------------------------    -------------------------
Utility
Reported earnings                                                       $ 0.40                       $ 0.49                      $ 0.60                       $ 0.73
Pension settlement loss                                                   0.03                            -                        0.03                            -
                                                                          ----                         ----                        ----                         ----
Earnings before non-recurring items                                       0.43                         0.49                        0.63                         0.73
                                                                          ----                         ----                        ----                         ----

Pipeline and Storage
Reported earnings                                                         0.16                         0.15                        0.29                         0.29
Pension settlement loss                                                   0.02                            -                        0.02                            -
                                                                          ----                         ----                        ----                         ----
Earnings before non-recurring items                                       0.18                         0.15                        0.31                         0.29
                                                                          ----                         ----                        ----                         ----

Exploration and Production
Reported earnings                                                         0.23                         0.18                        0.35                         0.28
Adjustment of loss on sale of oil and gas producing properties           (0.06)                           -                       (0.06)                           -
Pension settlement loss                                                   0.01                            -                        0.01                            -
Cumulative effect of change in accounting                                    -                            -                           -                         0.01
                                                                          ----                         ----                        ----                         ----
Earnings before non-recurring items                                       0.18                         0.18                        0.30                         0.29
                                                                          ----                         ----                        ----                         ----

International
Reported earnings                                                         0.08                         0.07                        0.18                            -
Pension settlement loss                                                   0.01                            -                        0.01                            -
Cumulative effect of change in accounting                                    -                            -                           -                         0.10
Tax rate change                                                              -                            -                       (0.07)                           -
                                                                          ----                         ----                       -----                         ----
Earnings before non-recurring items                                       0.09                         0.07                        0.12                         0.10
                                                                          ----                         ----                       -----                         ----

Energy Marketing
Reported earnings                                                         0.04                         0.06                        0.05                         0.07
Pension settlement loss                                                      -                            -                           -                            -
                                                                          ----                         ----                        ----                         ----
Earnings before non-recurring items                                       0.04                         0.06                        0.05                         0.07
                                                                          ----                         ----                        ----                         ----

Timber
Reported earnings                                                         0.02                         0.05                        0.04                         0.10
Pension settlement loss                                                      -                            -                           -                            -
                                                                          ----                         ----                        ----                         ----
Earnings before non-recurring items                                       0.02                         0.05                        0.04                         0.10
                                                                          ----                         ----                        ----                         ----

Corporate and All Other (Including Rounding)
Reported earnings                                                            -                        (0.01)                       0.02                            -
Pension settlement loss                                                   0.01                            -                        0.01                            -
                                                                          ----                        -----                        ----                         ----
Earnings before non-recurring items                                       0.01                        (0.01)                       0.03                            -
                                                                          ----                        -----                        ----                         ----

Consolidated
Reported earnings                                                         0.93                         0.99                        1.53                         1.47
Total non-recurring items from above                                      0.02                            -                       (0.05)                        0.11
                                                                        ------                       ------                      ------                       ------
Earnings before non-recurring items                                     $ 0.95                       $ 0.99                      $ 1.48                       $ 1.58
                                                                        ======                       ======                      ======                       ======

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

                                                                             Three Months Ended                        Six Months Ended
                                                                                 March 31,                                 March 31,
                                                                                (Unaudited)                               (Unaudited)
                                                                     -----------------------------------      ------------------------------------
SUMMARY OF OPERATIONS                                                       2004             2003                    2004               2003
                                                                       ---------------   -----------------      ---------------   ------------------
Operating Revenues                                                        $ 801,678     $       809,065          $ 1,334,191          $ 1,288,771
                                                                          ---------     -----------------        -----------          -----------

Operating Expenses:
  Purchased Gas                                                             445,909             451,416              696,686              657,170
  Fuel Used in Heat and Electric Generation                                  24,053              23,124               45,109               42,151
  Operation and Maintenance                                                 119,683             104,084              219,865              194,856
  Property, Franchise and Other Taxes                                        20,165              24,477               38,387               43,354
  Depreciation, Depletion and Amortization                                   47,958              49,261               94,416               94,909
                                                                          ---------            --------            ---------            ---------
                                                                            657,768             652,362            1,094,463            1,032,440

Adjustment of Loss  on Sale of Oil and Gas Producing Properties               4,645                   -                4,645                    -
                                                                          ---------            --------            ---------            ---------

Operating Income                                                            148,555             156,703              244,373              256,331

Other Income (Expense):
Income from Unconsolidated Subsidiaries                                          13                 287                   96                  528
Other Income                                                                    987               2,552                3,018                4,378
Interest Expense                                                            (22,673)            (26,914)             (48,007)             (53,124)
                                                                          ---------            --------            ---------            ---------

Income Before Income Taxes and Minority Interest in
   Foreign Subsidiaries                                                     126,882             132,628              199,480              208,113

Income Tax Expense                                                           47,973              50,299               69,540               77,912
Minority Interest in Foreign Subsidiaries                                     1,854               1,791                3,671                2,730
                                                                          ---------            --------            ---------            ---------

Income Before Cumulative Effect of Changes in Accounting                     77,055              80,538              126,269              127,471
Cumulative Effect of Changes in Accounting                                        -                   -                    -               (8,892)
                                                                          ---------            --------            ---------            ---------

Net Income Available for Common Stock                                 $      77,055      $       80,538      $       126,269      $       118,579
                                                                      =============      ==============      ===============      ===============

Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                                    $ 0.94              $ 1.00               $ 1.55               $ 1.58
          Cumulative Effect of Changes in Accounting                              -                   -                    -                (0.11)
                                                                             ------              ------               ------               ------
          Net Income Available for Common Stock                              $ 0.94              $ 1.00               $ 1.55               $ 1.47
                                                                             ======              ======               ======               ======

   Diluted:
          Income Before Cumulative Effect                                    $ 0.93              $ 0.99               $ 1.53               $ 1.58
          Cumulative Effect of Changes in Accounting                              -                   -                    -                (0.11)
                                                                             ------              ------               ------               ------
          Net Income Available for Common Stock                              $ 0.93              $ 0.99               $ 1.53               $ 1.47
                                                                             ======              ======               ======               ======

Weighted Average Common Shares:
  Used in Basic Calculation                                               81,796,698           80,588,927         81,683,750           80,495,496
                                                                          ==========           ==========         ==========           ==========
  Used in Diluted Calculation                                             82,985,451           80,999,321         82,612,639           80,895,211
                                                                          ==========           ==========         ==========           ==========

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                                                 March 31,          September 30,
(Thousands of Dollars)                                                             2004                 2003
--------------------------------------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                                       $4,765,192           $4,657,343
Less - Accumulated Depreciation, Depletion and Amortization                          1,753,825            1,658,256
                                                                                     ---------            ---------
          Net Property, Plant and Equipment                                          3,011,367            2,999,087
                                                                                     ---------            ---------

Current Assets:
Cash and Temporary Cash Investments                                                     79,599               51,421
Receivables - Net                                                                      287,871              136,532
Unbilled Utility Revenue                                                                58,188               27,443
Gas Stored Underground                                                                  10,613               89,640
Materials and Supplies - at average cost                                                37,363               32,311
Unrecovered Purchased Gas Costs                                                          7,493               28,692
Prepayments                                                                             45,444               43,225
Fair Value of Derivative Financial Instruments                                           1,457                1,698
                                                                                       -------              -------
          Total Current Assets                                                         528,028              410,962
                                                                                       -------              -------

Other Assets:
Recoverable Future Taxes                                                                84,818               84,818
Unamortized Debt Expense                                                                20,646               22,119
Other Regulatory Assets                                                                 44,241               49,616
Deferred Charges                                                                         7,955                7,528
Other Investments                                                                       70,191               64,025
Investments in Unconsolidated Subsidiaries                                              15,780               16,425
Goodwill                                                                                 5,476                5,476
Intangible Assets                                                                       48,428               49,664
Other                                                                                    9,691               18,195
                                                                                    ----------           ----------
          Total Other Assets                                                           307,226              317,866
                                                                                    ----------           ----------
Total Assets                                                                        $3,846,621           $3,727,915
                                                                                    ----------           ----------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 81,931,866 Shares
   and 81,438,290 Shares, Respectively                                                 $81,932              $81,438
Paid in Capital                                                                        489,040              478,799
Earnings Reinvested in the Business                                                    724,855              642,690
                                                                                     ---------              -------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                                                1,295,827            1,202,927
Accumulated Other Comprehensive Loss                                                   (71,313)             (65,537)
                                                                                     ---------            ---------
Total Comprehensive Shareholders' Equity                                             1,224,514            1,137,390
Long-Term Debt, Net of Current Portion                                               1,140,218            1,147,779
                                                                                     ---------            ---------
          Total Capitalization                                                       2,364,732            2,285,169
                                                                                     ---------            ---------

Minority Interest in Foreign Subsidiaries                                               36,933               33,281
                                                                                     ---------            ---------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                                            112,800              118,200
Current Portion of Long-Term Debt                                                      114,020              241,731
Accounts Payable                                                                       140,931              125,779
Amounts Payable to Customers                                                            19,071                  692
Other Accruals and Current Liabilities                                                 219,981               52,851
Fair Value of Derivative Financial Instruments                                          41,392               17,928
                                                                                       -------               ------
          Total Current and Accrued Liabilities                                        648,195              557,181
                                                                                       -------              -------

Deferred Credits:
Accumulated Deferred Income Taxes                                                      402,481              423,282
Taxes Refundable to Customers                                                           13,519               13,519
Unamortized Investment Tax Credit                                                        7,848                8,199
Cost of Removal Regulatory Liability                                                    87,708               84,821
Other Regulatory Liabilities                                                            62,998               69,867
Pension Liability                                                                      145,662              154,871
Asset Retirement Obligation                                                             26,881               27,493
Other Deferred Credits                                                                  49,664               70,232
                                                                                        ------               ------

          Total Deferred Credits                                                       796,761              852,284
                                                                                       -------              -------

Commitments and Contingencies                                                                -                    -
                                                                                    ----------           ----------
Total Capitalization and Liabilities                                                $3,846,621           $3,727,915
                                                                                    ----------           ----------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                                           Six Months Ended
                                                                                                               March 31,
(Thousands of Dollars)                                                                          2004                  2003
-----------------------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                              $126,269               $118,579
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Adjustment of Loss on Sale of Oil and Gas Producing Properties                             (4,645)                     -
          Depreciation, Depletion and Amortization                                                   94,416                 94,909
          Deferred Income Taxes                                                                     (13,635)                (5,008)
          Cumulative Effect of Changes in Accounting                                                      -                  8,892
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions                     645                     91
          Minority Interest in Foreign Subsidiaries                                                   3,671                  2,730
          Other                                                                                      (1,931)                (2,012)
     Change in:
          Receivables and Unbilled Utility Revenue                                                 (185,242)              (265,546)
          Gas Stored Underground and Materials and
              Supplies                                                                               74,100                 70,192
          Unrecovered Purchased Gas Costs                                                            21,199                 12,431
          Prepayments                                                                                (2,199)                 9,174
          Accounts Payable                                                                           14,949                 80,937
          Amounts Payable to Customers                                                               18,379                 27,597
          Other Accruals and Current Liabilities                                                    167,706                106,280
          Other Assets                                                                                6,911                (19,837)
          Other Liabilities                                                                         (33,849)                   674
                                                                                                   --------               --------
               Net Cash Provided by Operating Activities                                           $286,744               $240,083
                                                                                                   --------               --------

Investing Activities:
Capital Expenditures                                                                               ($88,888)              ($62,904)
Investment in Subsidiaries                                                                                -               (181,152)
Net Proceeds from Sale of Oil and Gas Producing Properties                                            5,041                  1,525
Other                                                                                                 2,063                  1,369
                                                                                                   --------               --------
               Net Cash Used in Investing Activities                                               ($81,784)             ($241,162)
                                                                                                   --------              ---------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                               ($5,400)               $42,103
Net Proceeds from Issuance of Long-Term Debt                                                              -                248,513
Reduction of Long-Term Debt                                                                        (135,861)              (210,109)
Dividends Paid on Common Stock                                                                      (43,962)               (41,711)
Proceeds From Issuance of Common Stock                                                                8,076                  5,178
                                                                                                   --------               --------
               Net Cash Used In Financing Activities                                              ($177,147)               $43,974
                                                                                                  ---------               --------
Effect of Exchange Rates on Cash                                                                        365                    498
                                                                                                   --------               --------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                                                28,178                 43,393
                                                                                                   --------               --------
Cash and Temporary Cash Investments
     at Beginning of Period                                                                          51,421                 22,216
                                                                                                   --------               --------

Cash and Temporary Cash Investments
     at March 31                                                                                    $79,599                $65,609
                                                                                                   --------               --------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION
(Thousands of Dollars)

                                                 Three Months Ended                                              Six Months Ended
                                                     March 31,                                                      March 31,
                                                    (Unaudited)                                                    (Unaudited)
                                     -------------------------------------------------------  ------------------------------------------------------

                                                                                  Increase                                              Increase
                                               2004              2003            (Decrease)             2004              2003         (Decrease)
                                               ----              ----            ----------             ----              ----         ----------
Operating Revenues
Utility                                     $ 508,354          $ 512,241           $ (3,887)         $ 833,574          $ 807,056          $ 26,518
Pipeline and Storage                           57,579             51,790              5,789            107,597             94,903            12,694
Exploration and Production                     79,750             84,513             (4,763)           148,602            157,983            (9,381)
International                                  48,453             46,981              1,472             90,600             84,772             5,828
Energy Marketing                              116,403            125,900             (9,497)           173,356            168,576             4,780
Timber                                         15,222             18,080             (2,858)            28,553             31,869            (3,316)
                                            ---------           --------           --------         ----------          ---------           -------
   Total Reportable Segments                  825,761            839,505            (13,744)         1,382,282          1,345,159            37,123
All Other                                       4,290                230              4,060              7,068                702             6,366
Corporate                                       1,257                  -              1,257              1,257                  -             1,257
Intersegment Eliminations                     (29,630)           (30,670)             1,040            (56,416)           (57,090)              674
                                            ---------           --------           --------         ----------          ---------           -------
   Total Consolidated                       $ 801,678          $ 809,065           $ (7,387)       $ 1,334,191        $ 1,288,771          $ 45,420
                                            =========          =========           ========        ===========        ===========          ========

Operating Income (Loss)
Utility                                      $ 61,588           $ 73,796          $ (12,208)          $ 96,363          $ 112,893         $ (16,530)
Pipeline and Storage                           25,858             24,643              1,215             46,473             45,140             1,333
Exploration and Production                     39,832             32,692              7,140             68,540             57,557            10,983
International                                  12,852             12,146                706             20,285             19,282             1,003
Energy Marketing                                5,725              7,441             (1,716)             6,943              9,828            (2,885)
Timber                                          3,560              6,968             (3,408)             6,048             13,456            (7,408)
                                            ---------           --------           --------         ----------          ---------          --------
   Total Reportable Segments                  149,415            157,686             (8,271)           244,652            258,156           (13,504)
All Other                                         929               (341)             1,270              1,986               (419)            2,405
Corporate                                      (1,789)              (642)            (1,147)            (2,265)            (1,406)             (859)
                                            ---------           --------           --------         ----------          ---------          --------
   Total Consolidated                       $ 148,555          $ 156,703           $ (8,148)         $ 244,373          $ 256,331         $ (11,958)
                                            =========          =========           ========         ==========          =========         =========

Net Income
Utility                                      $ 33,123           $ 39,731           $ (6,608)          $ 49,604           $ 59,008          $ (9,404)
Pipeline and Storage                           13,676             12,565              1,111             24,170             23,299               871
Exploration and Production                     18,735             14,216              4,519             29,243             22,389             6,854
International                                   6,555              5,591                964             14,593                107            14,486
Energy Marketing                                3,541              4,612             (1,071)             4,347              6,198            (1,851)
Timber                                          1,463              4,020             (2,557)             3,220              7,741            (4,521)
                                            ---------           --------           --------          ---------          ---------           -------
   Total Reportable Segments                   77,093             80,735             (3,642)           125,177            118,742             6,435
All Other                                         405               (126)               531                957                 53               904
Corporate                                        (443)               (71)              (372)               135               (216)              351
                                            ---------           --------           --------          ---------          ---------           -------
   Total Consolidated                        $ 77,055           $ 80,538           $ (3,483)         $ 126,269          $ 118,579           $ 7,690
                                            =========           ========           ========          =========          =========           =======

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                                  Three Months Ended                                          Six Months Ended
                                                      March 31,                                                   March 31,
                                                     (Unaudited)                                                 (Unaudited)
                                     --------------------------------------------------------    ---------------------------------------------------------

                                                                                Increase                                                     Increase
                                           2004               2003             (Decrease)              2004                 2003            (Decrease)
                                           ----               ----             ---------               ----                 ----            ----------

Depreciation, Depletion
 and Amortization:
Utility                                  $ 9,680            $ 9,549               $ 131             $ 19,132             $ 19,027              $ 105
Pipeline and Storage                       9,011              7,651               1,360               17,897               13,496              4,401
Exploration and Production                23,263             26,237              (2,974)              45,861               51,837             (5,976)
International                              3,886              3,434                 452                7,669                6,745                924
Energy Marketing                              27                 29                  (2)                  55                   54                  1
Timber                                     1,726              2,342                (616)               3,220                3,718               (498)
                                         -------           --------             -------              -------              -------             ------

   Total Reportable Segments              47,593             49,242              (1,649)              93,834               94,877             (1,043)
All Other                                    197                 19                 178                  363                   32                331
Corporate                                    168                  -                 168                  219                    -                219
                                         -------           --------             -------              -------              -------             ------
   Total Consolidated                   $ 47,958           $ 49,261            $ (1,303)            $ 94,416             $ 94,909             $ (493)
                                        ========           ========            ========             ========             ========             ======

Expenditures for
 Long-Lived Assets
Utility                                 $ 13,122           $ 10,630             $ 2,492             $ 26,029             $ 23,732            $ 2,297
Pipeline and Storage                       3,817            185,724            (181,907)               8,620              191,286           (182,666)
Exploration and Production                22,449             14,621               7,828               45,108               27,352             17,756
International                              1,596                 68               1,528                2,696                  555              2,141
Energy Marketing                              20                 83                 (63)                  21                   92                (71)
Timber                                       229                326                 (97)               1,893                1,039                854
                                         -------           --------             -------              -------              -------            -------
   Total Reportable Segments              41,233            211,452            (170,219)              84,367              244,056           (159,689)
All Other                                      1                  -                   1                    3                    -                  3
Corporate                                  1,372                  -               1,372                4,518                    -              4,518
                                         -------           --------             -------              -------              -------            -------
   Total Consolidated                   $ 42,606          $ 211,452          $ (168,846)            $ 88,888            $ 244,056         $ (155,168)
                                        ========          =========          ==========             ========            =========         ==========

            DEGREE DAYS

                                                                                                                                 Percent Colder
                                                                                                                                 (Warmer) Than:
Three Months Ended March 31                                  Normal               2004                 2003                Normal            Last Year
---------------------------                                  ------               ----                 ----                ------            ---------
  Buffalo, NY                                                3,364               3,463                3,619                  2.9               (4.3)
  Erie, PA                                                   3,176               3,283                3,459                  3.4               (5.1)

Six Months Ended March 31
-------------------------
  Buffalo, NY                                                5,624               5,590                6,002                 (0.6)              (6.9)
  Erie, PA                                                   5,257               5,205                5,686                 (1.0)              (8.5)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                            Three Months Ended                              Six Months Ended
                                                                March 31,                                       March 31,
                                                 ------------------------------------------     ------------------------------------------
                                                                                Increase                                      Increase
                                                   2004           2003         (Decrease)          2004          2003        (Decrease)
                                                   ----           ----         ----------          ----          ----        ----------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                       4,823          5,201            (378)           9,487       10,559           (1,072)
  West Coast                                       1,004          1,104            (100)           2,000        2,301             (301)
  Appalachia                                       1,335          1,300              35            2,685        2,388              297
  Canada                                           1,613          1,525              88            3,296        3,031              265
                                                   -----          -----            ----           ------       ------            -----
                                                   8,775          9,130            (355)          17,468       18,279             (811)
                                                   =====          =====            ====           ======       ======            =====
Average Prices (Per  Mcf)
  Gulf Coast                                      $ 5.76         $ 6.60         $ (0.84)          $ 5.26       $ 5.38          $ (0.12)
  West Coast                                        5.42           5.75           (0.33)            5.22         4.87             0.35
  Appalachia                                        6.27           4.83            1.44             5.71         4.28             1.43
  Canada                                            4.99           5.41           (0.42)            4.78         4.50             0.28
    Weighted Average                                5.66           6.04           (0.38)            5.24         5.02             0.22
    Weighted Average after Hedging                  5.30           4.60            0.70             4.94         4.25             0.69

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                         412            401              11              789          791               (2)
  West Coast                                         680            731             (51)           1,362        1,467             (105)
  Appalachia                                           4              2               2               11            4                7
  Canada                                              81            604            (523)             164        1,244           (1,080)
                                                   -----          -----            ----            -----        -----           ------
                                                   1,177          1,738            (561)           2,326        3,506           (1,180)
                                                   =====          =====            ====            =====        =====           ======

Average Prices (Per Barrel)
  Gulf Coast                                      $33.81        $ 32.41          $ 1.40           $31.75      $ 29.74           $ 2.01
  West Coast                                       30.80          29.98            0.82            28.68        26.87             1.81
  Appalachia                                       30.21          27.73            2.48            28.32        27.61             0.71
  Canada                                           29.84          30.32           (0.48)           28.01        26.57             1.44
    Weighted Average                               31.79          30.65            1.14            29.67        27.41             2.26
    Weighted Average after Hedging                 26.30          23.51            2.79            25.22        22.11             3.11

Total Production (Mmcfe)                          15,837         19,558          (3,721)          31,424       39,315           (7,891)
                                                  ======         ======          ======           ======       ======           ======

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe         $ 0.42         $ 0.29          $ 0.13           $ 0.39       $ 0.29           $ 0.10
Lease Operating Expense per Mcfe                  $ 0.80         $ 0.94          $(0.14)          $ 0.76       $ 0.87          $ (0.11)
Depreciation, Depletion & Amortization per Mcfe   $ 1.47         $ 1.34          $ 0.13           $ 1.46       $ 1.32           $ 0.14

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2004

SWAPS                                                    Volume                Average Hedge Price
Oil                                                       0.8 MMBBL            $25.40 / BBL
Gas                                                       7.1 BCF              $4.69 / MCF

No-cost Collars                                          Volume                Floor Price                     Ceiling Price
Oil                                                       0.5 MMBBL            $24.41 / BBL                    $28.58 / BBL
Gas                                                       1.7 BCF              $3.45 / MCF                     $6.90 / MCF

Hedging Summary for Fiscal 2005

SWAPS                                                    Volume                Average Hedge Price
Oil                                                       2.1 MMBBL            $28.69 / BBL
Gas                                                       10.1 BCF             $5.55 / MCF

No-cost Collars                                          Volume                Floor Price                     Ceiling Price
Oil                                                       0.1 MMBBL            $25.00 / BBL                    $28.56 / BBL
Gas                                                       2.8 BCF              $4.87 / MCF                     $7.97 / MCF

Hedging Summary for Fiscal 2006

SWAPS                                                    Volume                Average Hedge Price
Oil                                                       0.7 MMBBL            $28.78 / BBL
Gas                                                       1.0 BCF              $5.48 / MCF

Drilling Program Six Months Ended March 31, 2004:
Gross Wells Drilled
                                                                Gulf                      West                       East              Canada           Total
                                                         -------------------   ----------------------------    ------------------   -------------    ------------
Exploratory
    Successful                                                            0                              0                     3              16              19
    Unsuccessful                                                          1                              0                     0               3               4
Developmental
    Successful                                                            1                             47                    18              13              79
    Unsuccessful                                                          0                              2                     0               0               2
Total
    Successful                                                            1                             47                    21              29              98
    Unsuccessful                                                          1                              2                     0               3               6

Success Ratio                                                           50%                            96%                  100%             91%             94%

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                                   Three Months Ended                                        Six Months Ended
                                                                        March 31,                                               March 31,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                         ----              ----          ---------               ----              ----           ----------
    Retail Sales:
       Residential Sales                               34,459            36,688           (2,229)              54,893           59,568             (4,675)
       Commercial Sales                                 6,607             7,203             (596)              10,207           11,298             (1,091)
       Industrial Sales                                   658               936             (278)               1,253            2,246               (993)
                                                      -------            ------           ------              -------          -------             ------
                                                       41,724            44,827           (3,103)              66,353           73,112             (6,759)
                                                      -------            ------           ------              -------          -------             ------
   Off-System Sales                                     4,190             4,342             (152)              10,104            9,609                495
    Transportation                                     23,075            24,463           (1,388)              37,674           40,986             (3,312)
                                                      -------            ------           ------              -------          -------             ------
                                                       68,989            73,632           (4,643)             114,131          123,707             (9,576)
                                                      =======            ======           ======              =======          =======             ======

Pipeline & Storage Throughput- (MMcf)
                                                                   Three Months Ended                                        Six Months Ended
                                                                        March 31,                                               March 31,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Firm Transportation - Affiliated                   55,228            59,643           (4,415)              90,248           97,566             (7,318)
    Firm Transportation - Non-Affiliated               74,216            70,810            3,406              127,963          117,582             10,381
    Interruptible Transportation                        1,861             3,524           (1,663)               3,896            4,314               (418)
                                                      -------             -----           ------              -------          -------             ------
                                                      131,305           133,977           (2,672)             222,107          219,462              2,645
                                                      =======           =======           ======              =======          =======             ======

Energy Marketing Volumes
                                                                   Three Months Ended                                        Six Months Ended
                                                                        March 31,                                               March 31,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Natural Gas (MMcf)                                 16,429            18,987           (2,558)              25,990           26,471               (481)
                                                      =======            ======           ======               ======           ======               ====

International Sales Volumes
                                                                   Three Months Ended                                        Six Months Ended
                                                                        March 31,                                               March 31,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                         Increase                                                 Increase
                                                        2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
    Heating (Gigajoules)                            3,673,873         3,824,337         (150,464)           6,744,185        7,059,200           (315,015)
                                                    =========         =========         ========            =========        =========           ========

    Electricity (Megawatt hours)                      266,169           312,959          (46,790)             581,921          597,048            (15,127)
                                                    =========         =========         ========            =========        =========           ========

Timber Board Feet (Thousands)
                                                                   Three Months Ended                                        Six Months Ended
                                                                        March 31,                                               March 31,
                                                    --------------------------------------------------      ---------------------------------------------------
                                                                                          Increase                                                 Increase
                                                         2004              2003          (Decrease)              2004              2003           (Decrease)
                                                    ---------------    --------------   --------------      ---------------    -------------    ---------------
   Log Sales                                            1,992             3,161           (1,169)               3,816            5,737             (1,921)
   Green Lumber Sales                                   2,528             3,853           (1,325)               5,198            7,017             (1,819)
   Kiln Dry Lumber Sales                                3,976             3,307              669                7,085            6,081              1,004
                                                      -------            ------           ------               ------           ------             ------
                                                        8,496            10,321           (1,825)              16,099           18,835             (2,736)
                                                      =======            ======           ======               ======           ======             ======

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)                            2004                     2003
                                                        -------------------    ---------------------

  Operating Revenues                                      $ 801,678,000            $ 809,065,000
                                                        ===============          ===============

  Income Before Cumulative Effect                          $ 77,055,000             $ 80,538,000
  Cumulative Effect of Changes in Accounting                          -                        -
                                                        ---------------          ---------------
  Net Income Available for Common Stock                    $ 77,055,000             $ 80,538,000
                                                        ---------------          ---------------

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                        $ 0.94                   $ 1.00
          Cumulative Effect of Changes in Accounting                  -                        -
                                                        ---------------          ---------------
          Net Income Available for Common Stock                  $ 0.94                   $ 1.00
                                                        ===============          ===============

   Diluted:
          Income Before Cumulative Effect                        $ 0.93                   $ 0.99
          Cumulative Effect of Changes in Accounting                  -                        -
                                                        ---------------          ---------------
          Net Income Available for Common Stock                  $ 0.93                   $ 0.99
                                                        ===============          ===============

   Weighted Average Common Shares:
      Used in Basic Calculation                              81,796,698               80,588,927
                                                        ===============          ===============
      Used in Diluted Calculation                            82,985,451               80,999,321
                                                        ===============          ===============

Six Months Ended March 31 (unaudited)

  Operating Revenues                                    $ 1,334,191,000          $ 1,288,771,000
                                                        ===============          ===============

  Income Before Cumulative Effect                         $ 126,269,000            $ 127,471,000
  Cumulative Effect of Changes in Accounting                          -               (8,892,000)
                                                        ---------------          ---------------
  Net Income Available for Common Stock                   $ 126,269,000            $ 118,579,000
                                                        ===============          ===============

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                        $ 1.55                   $ 1.58
          Cumulative Effect of Changes in Accounting                  -                    (0.11)
                                                                                           -----
          Net Income Available for Common Stock                  $ 1.55                   $ 1.47
                                                                 ======                   ======

   Diluted:
          Income Before Cumulative Effect                        $ 1.53                   $ 1.58
          Cumulative Effect of Changes in Accounting                  -                    (0.11)
                                                                                           -----
          Net Income Available for Common Stock                  $ 1.53                   $ 1.47
                                                                 ======                   ======

   Weighted Average Common Shares:
      Used in Basic Calculation                              81,683,750               80,495,496
                                                             ==========               ==========
      Used in Diluted Calculation                            82,612,639               80,895,211
                                                             ==========               ==========

Twelve Months Ended March 31 (unaudited)

  Operating Revenues                                    $ 2,080,890,000          $ 1,883,504,000
                                                        ===============          ===============

  Income Before Cumulative Effect                         $ 186,634,000            $ 150,023,000
  Cumulative Effect of Changes in Accounting                          -               (8,892,000)
                                                        ---------------          ---------------
  Net Income Available for Common Stock                   $ 186,634,000            $ 141,131,000
                                                        ===============          ===============

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                        $ 2.29                   $ 1.87
          Cumulative Effect of Changes in Accounting                  -                    (0.11)
                                                        ---------------          ---------------
          Net Income Available for Common Stock                  $ 2.29                   $ 1.76
                                                        ===============          ===============

   Diluted:
          Income Before Cumulative Effect                        $ 2.27                   $ 1.86
          Cumulative Effect of Changes in Accounting                  -                    (0.11)
                                                        ---------------          ---------------
          Net Income Available for Common Stock                  $ 2.27                   $ 1.75
                                                        ===============          ===============

   Weighted Average Common Shares:
      Used in Basic Calculation                              81,402,080               80,284,422
                                                        ===============          ===============
      Used in Diluted Calculation                            82,340,536               80,730,400
                                                        ===============          ===============